                                                                    EXHIBIT 10.4








                   AMENDED AND RESTATED FORBEARANCE AGREEMENT



         THIS AMENDED AND RESTATED FORBEARANCE AGREEMENT (the "Agreement") is made and entered into as of this 18th day of October, 2002, among Advanced Lighting Technologies, Inc., Venture Lighting Power Systems North America Inc., Parry Power Systems Limited, and Venture Lighting Europe Ltd. (collectively, "Borrowers"), PNC Bank, National Association, as Agent ("Agent") and PNC Bank, National Association, National City Commercial Finance, Inc. and Sovereign Bank (collectively, "Lenders"). Capitalized terms used herein without definition have the meanings ascribed thereto in the Credit Agreement among Borrowers, Agent and Lenders dated May 21, 1999, as amended (the "Credit Agreement"). Borrowers, Agent and Lenders are collectively referred to herein as "Parties."


                                    RECITALS
         A. Under the Credit Agreement, the Lenders agreed to extend an aggregate Revolving Credit Commitment to Borrowers in the amount of $25,000,000 ($17,141,212.42 of which was outstanding as of October 18, 2002 (plus $265,981.42 of outstanding letters of credit as of such date))(which Revolving Credit Commitment is reduced hereby) and a Term Loan in the principal amount of $13,000,000, $9,467,810.00 of which was outstanding at October 18, 2002).

         B. The Events of Default (the "Designated Defaults") listed on EXHIBIT A hereto exist under the Credit Agreement as of the date hereof. On August 29, 2002, Agent, on behalf of Lenders, delivered to Borrowers a written notice of Event of Default, which Event of Default included the Designated Default with respect to Section 5.7(a)(fixed charge coverage ratio) of the Credit Agreement. By reason of the existence of the Designated Defaults, Lenders had no further obligation to make additional Revolving Loans under the Credit Agreement and had full legal right to exercise their rights and remedies under the Credit Agreement, the Security Documents and other Related Writings. Such remedies include, but are not limited to, the right to possession and sale of all collateral pledged as security for the Loans under the Security Documents and other Related Writings (the "Collateral").

         C. On September 16, 2002, Borrowers, Agent and Lenders entered in a Forbearance Agreement (the "September Forbearance Agreement"), pursuant to which Agent and Lenders agreed to forbear from exercising their remedies under the Credit Agreement and agreed to continue to make Revolving Loans to Borrowers until October 10, 2002, subject to the terms and conditions set forth in the September Forbearance Agreement. On October 10, 2002, Borrowers, Agent and Lenders entered into a Forbearance Agreement Addendum extending the forbearance period under the September Forbearance Agreement to October 18, 2002, subject to the terms and conditions set forth therein (this Addendum, together with the September Forbearance Agreement, the "Prior Forbearance Agreement").

         D. Borrowers have requested that Lenders continue to make Revolving Loans and forbear for an additional period of time from exercising their rights and remedies under the Credit Agreement, the Security Documents and other Related Writings.

         E. Lenders are willing to continue to make Revolving Loans to Borrowers and to continue to forbear in the exercise of their remedies under the Credit Agreement, the Security Documents and other Related Writings, on the terms and conditions set forth herein.


                                    AGREEMENT
         In consideration of the Recitals and of the mutual promises and covenants contained herein, Lenders and Borrowers agree as follows:

         1. AGREEMENT TO FORBEAR.

            (a) FORBEARANCE. During the period (the "Forbearance Period") commencing on the date hereof and ending on the earlier to occur of March 31, 2003, or the date that any Forbearance Default (as defined in Section 8 hereof) occurs, Lenders will forbear in the exercise of their rights and remedies under the Credit Agreement, the Security Documents and other Related Writings with respect to the Designated Defaults. Without limiting the generality of the foregoing, during the Forbearance Period, Lenders will not (i) accelerate the maturity of the Loans or initiate proceedings for the collection of the Loans;
(ii) file or join in filing any involuntary petition in bankruptcy with respect to any Borrower, or otherwise initiate similar insolvency, reorganization, or moratorium proceedings for the benefit of creditors of any Borrower; (iii) repossess or sell, through judicial proceedings or otherwise, any of the collateral pledged as security under the Credit Agreement, the Security Documents or other Related Writings (the "Collateral"), PROVIDED that Lenders shall continue to collect the Receivables and apply proceeds thereof to the Loans as provided in the Credit Agreement; or (iv) initiate proceedings to enforce any Guaranty of Payment.

            (b) REVOLVING LOANS. During the Forbearance Period, Lenders will continue to make Revolving Loans to Borrowers not to exceed the amount of the U.S. Borrowing Base, the EXIM Borrower Base, the Canadian Borrowing Base, and the U.K. Borrowing Base, as the case may be, and subject to all reserves established or to be established by, and other rights of, Lenders and Agent, and all other restrictions and limitations on Borrowers and Loans, as provided in the Credit Agreement.

            (c) INTEREST. During the Forbearance Period, interest shall accrue on the Loans at the Default Rate.

         2. CONDITIONS TO FORBEARANCE. Agent's and Lender's agreement to forbear as provided in this Agreement is conditioned on the satisfaction of each of the following conditions on or before the date specified for the satisfaction thereof as provided below in this Section 2 or as otherwise provided in this
Section 2. Failure to satisfy any of the conditions contained in this Section 2 shall constitute a Forbearance Default.

            (a) GUARANTOR'S CONSENT. The U.S. Guarantors shall have executed the consent at the end of this Agreement as a condition to the initial effectiveness of this Agreement.

            (b) COMMITMENT REDUCTION. Borrowers agree to a reduction in the Revolving Credit Commitment as more fully set forth in Section 4 of this Agreement.

            (c) INFORMATION REQUIREMENTS. Borrowers shall provide to Lenders and
Agent:

                (i) monthly projections and an executive summary prepared by management for each line of business (corporate, Venture Lighting, APL and DSI) and as otherwise requested by a Lender or Agent (the "Monthly Financial Forecast") no later than the 15th day of the immediately preceding month, which Monthly Financial Forecast shall be reasonably acceptable to Agent and Lenders;

                (ii) 13 week rolling cash flow reports for each line of business (corporate, Venture Lighting, APL and DSI) and as otherwise requested by a Lender or Agent on a bi-weekly basis no later than Friday of each such week;

                (iii) a detailed report validated by The Parkland Group of the future cash sources and uses of Deposition Sciences, Inc. ("DSI") prior to the date of this Agreement which shall be updated not less often than monthly and validated by The Parkland Group and, as updated, shall be satisfactory to Agent and Lenders in form and substance;

                (iv) monthly updates of the previously delivered written summary of all job contracts in progress for DSI and monthly updates of the previously delivered report from The Parkland Group, in form and substance satisfactory to Agent and Lenders, as to DSI, which up-dates shall include (a) for job contracts involving in excess of $500,000, sources and uses and the impact on cash flow of each contract and the impact on profitability of each contract, and (b) for job contracts involving less than $500,000, sources and uses and the impact on cash flow and the impact on profitability of the contracts on an aggregate basis;

                (v) a list of potential asset sales by Borrowers and proceeds to be received from such sales have previously been delivered to Agent and Lenders;

                (vi) a copy of the executed engagement letter entered into with The Parkland Group prior to the date of this Agreement;

                (vii) a copy of the engagement letter entered in with Brown, Gibbons, Lang & Company Securities, Inc. ("Brown Gibbons") and evidence of the due approval by U.S. Borrower's Board of Directors of the engagement of Brown Gibbons as lead investment banker, in each case prior to the date of this Agreement; and

                (viii) copies of any other engagement letters presently existing or hereafter entered into with consultants or outside business professionals.

            (d) FOREIGN CASH. Borrowers caused not less than $1,000,000 of cash held by foreign Subsidiaries to be transferred to U.S. Borrower and applied to the outstanding balance under the U.S. Revolving Loan on or before September 20, 2002. Borrowers and each of their respective foreign Subsidiaries will not, at any time, maintain more than $1,500,000 in cash in the aggregate for all non-U.S. facilities and operations. Semi-monthly, commencing not later than October 25, 2002, Borrowers shall cause all cash held by foreign Subsidiaries in excess of $1,500,000 in the aggregate to be transferred to U.S. Borrower and applied to the outstanding balance under the U.S. Revolving Loan. Borrowers will provide to Agent and Lenders upon request information regarding foreign Subsidiary cash.

            (e) INDENTURE INTEREST PAYMENT. The interest payment due on September 16, 2002, and any other payments, under the Indenture dated March 18, 1998, between U.S. Borrower and The Bank of New York, as Trustee (the "Indenture"), or the notes issued thereunder (the "Senior Notes") shall not be made.

            (f) THE PARKLAND GROUP. Borrowers will continue to engage The Parkland Group, or other consultant reasonably acceptable to Agent and Lenders, for purposes of seeking a refinancing of the indebtedness of Borrowers under the Credit Agreement and to address operational issues.

            (g) INVESTMENT BANKER; SALE TRANSACTION.

                (i) Commencing on or prior to the date hereof, Borrowers shall continuously employ, at their sole cost and expense, an investment banker reasonably acceptable to the Agent and Lenders (the "Lead Investment Banker") (it being understood and acknowledged by the Agent and Lenders that Brown Gibbons, an investment banking firm which has been engaged by Borrowers, is an acceptable Lead Investment Banker), for the purpose of the repayment and satisfaction of the Debt in full through the sale or disposition of all or a significant portion of the assets and/or stock of Borrowers, whether effected in one transaction or a series of transactions by (i) a merger, consolidation, reorganization or other business combination pursuant to which the businesses, assets and/or equity of Borrowers, or a significant portion thereof, are combined with that of a purchaser; (ii) the acquisition, directly or indirectly, by a purchaser of all or a significant portion of the capital stock or assets of Borrowers, by way of tender or exchange offer, negotiated purchase or otherwise; or (iii) any other acquisition, directly or indirectly, by a purchaser of control of the Borrowers, or a significant portion of the Borrowers' assets (each, a "Sale Transaction");

                (ii) Borrowers shall continuously and promptly cooperate with the Lead Investment Banker to provide all requested financial and other information as the Lead Investment Banker may reasonably request, identify prospective purchasers and advise the Lead Investment Banker of the same, initiate and conduct discussions with prospective purchasers, negotiate terms and conditions of potential Sale Transactions and respond to all other reasonable requests made by the Lead Investment Banker in connection with the performance by the Lead Investment Banker of its duties to effectuate a Sale Transaction;

                (iii) On or before November 18, 2002, Borrowers shall deliver or cause to be delivered to Agent and Lenders, a sale book prepared by the Lead Investment Banker, to be delivered to prospective purchasers of the Borrowers, together with a list of the prospective purchasers to be contacted by the Lead Investment Banker;

                (iv) On or before December 9, 2002, the Lead Investment Banker shall have initiated direct contacts with prospective purchasers to discuss the information contained in the sale book, to arrange for meetings with management and to arrange for the commencement of due diligence by prospective purchasers;

                (v) On or before December 31, 2002, prospective purchasers shall be provided with all materials and information regarding Borrowers as may be necessary, or as may be requested by prospective purchasers, to perform due diligence and to evaluate a purchase of all or any portion of Borrowers;

                (vi) On or before December 31, 2002, there shall have occurred meetings among the Lead Investment Banker, the Company and prospective purchasers and the Lead Investment Banker shall have received written preliminary indications of interest from prospective purchasers;

                (vii) On or before January 31, 2003, Borrowers shall deliver or cause to be delivered to Agent and Lenders one or more bona fide written letters of intent contemplating a Sale Transaction from one or more prospective purchasers reasonably satisfactory to Agent and Lenders, with terms and conditions reasonably satisfactory to Agent and Lenders;

                (viii) On or before February 15, 2003, Borrowers shall deliver or cause to be delivered to Agent and Lenders, a form of purchase agreement, in form and substance satisfactory to Agent and Lenders, for one or more Sale Transactions;

                (ix) On or before March 31, 2003, a Sale Transaction consented to by Agent and Lenders shall be consummated;

                (x) Borrowers shall deliver, or cause to be delivered to Agent for the benefit of Lenders, at the closing of any Sale Transaction, the net proceeds realized from such Sale Transaction (the "Net Sale Proceeds"), which proceeds shall be applied against the Debt owed to Lenders under and in accordance with the provisions of the Credit Agreement; the Borrowers acknowledge and agree that until such funds are applied against the Debt, such funds shall continue to be collateral security for the Debt; and

                (xi) During the Sale Transaction process, Borrowers shall deliver or cause to be delivered to Agent and Lenders, periodic reports not less often than twice per month and at all times as may be requested by Agent and Lenders, in writing or by conference call or both, of the Lead Investment Banker as to the status of the Sale Transaction process and all other activities of the Company and the Lead Investment Banker in connection with a recapitalization, reorganization, restructuring or refinancing of the Company and shall permit Agent and Lenders to have reasonable direct access to the Lead Investment Banker, at such times as they may request, to discuss the Sale Transaction process; and

                (xii) On or before March 31, 2003, pursuant to a Sale Transaction or otherwise, the Debt shall be satisfied and repaid in full.

            (h) SALE, DISPOSITION OR CAPITAL RESTRUCTURING PROPOSALS. Borrowers shall not enter into any agreement restricting in any way their ability to pursue sale, disposition, capital restructuring, or refinancing options unless:
(A) Borrowers have received a written opinion of the Lead Investment Banker to the effect that, based on a documented process of soliciting bona fide proposals from qualified bidders (whose qualifications have been verified), such agreement
(x) constitutes a favorable proposal for Borrowers, (y) is sufficient to satisfy on a timely basis the Debt in full, and (z) is not subject to any conditions the timely satisfaction of which is not anticipated, and (B) a copy of the agreement has been provided to Agent and Lenders and such agreement provides for the satisfaction in full of the Debt within not more than thirty (30) days from the date of execution thereof.

            (i) COPIES OF REPORTS, ETC. Borrowers shall deliver, or cause to be delivered, to Agent and Lenders, copies of all reports, analyses and other documents furnished by the Borrowers or any of their Affiliates to the Lead Investment Banker, or to any prospective third party lender, investor or purchaser with respect to a possible Sale Transaction or the refinancing of the Debt owed to Agent and Lenders within one (1) business day of the date such reports, analyses and other documents are furnished to the Lead Investment Banker, or any prospective third party lender, investor or purchaser.

            (j) VARIANCES FROM PLAN. The financial condition and performance of Borrowers (inclusive of DSI) shall not at any time or for any monthly period, as applicable, vary adversely from the Monthly Financial Forecast delivered the immediately preceding month for that period by more than 10% as to any performance measure set forth in the forecast.

            (k) NO ACTION BY OTHER CREDITORS. No action shall be taken by any holder of the Senior Notes or any other holder of indebtedness of any Borrower for borrowed money, and no holder of the Senior Notes, or of indebtedness of any Borrower for borrowed money, shall notify (orally or in writing) any Borrower of its intent to take any action, to (A) accelerate the maturity of the obligations owed to such party by any Borrower, (B) initiate proceedings to enforce or collect the obligations owed to such party by any Borrower, (C) file or join in filing any involuntary petition in bankruptcy with respect to any Borrower, or otherwise initiate or participate in any similar insolvency, reorganization or moratorium proceeding for the benefit of any creditor of any Borrower, (D) repossess or sell, or initiate any proceedings (whether judicial or otherwise) to repossess or sell any assets of, or collateral pledged as security by, any Borrower, or (E) initiate proceedings to enforce any guaranty provided by Borrower.

            (l) MINIMUM EXCESS AVAILABILITY. Borrower shall comply at all times during the Forbearance Period with the Total Unused Credit Availability requirement of $3,000,000.

            (m) PAYMENT OF EXPENSES. Borrowers reimburse Agent and each of the Lenders, on a current and past due basis immediately upon presentation of an invoice, for all costs and expenses (including attorneys' fees) incurred by Agent or any of the Lenders in connection with the preparation of this Agreement, the Prior Forbearance Agreement, amendments to the Credit Agreement, the Export Credit Agreement or otherwise related to the Debt or the Credit Agreement; without limitation, any such costs and expenses evidenced by invoices presented to the Borrowers on or before the date of this Agreement shall be paid no later than October 18, 2002.

            (n) NO ADDITIONAL EVENTS OF DEFAULT. There shall not occur any Event of Default other than the Designated Defaults.

            (o) FORBEARANCE FEE. Borrowers shall pay Agent, for the benefit of the Lenders, on or before October 18, 2002, a forbearance fee in the amount of $300,000.

         3. FINANCIAL RESTRUCTURING. Agent and Lenders acknowledge that Borrowers have indicated their intention to pursue a financial restructuring, which may be effected through, among other things, raising additional equity, the conversion of existing non-senior debt to equity, and/or obtaining replacement debt financing which, when taken together, will be sufficient to repay and satisfy the Debt in full (a "Restructuring"). Agent and Lenders acknowledge and agree that Borrowers, at their option and with the assistance of the Lead Investment Banker, concurrently with the Sale Transaction process set forth herein in Section 2(g) as a condition to forbearance, may pursue a Restructuring. Notwithstanding the foregoing, in no event shall the process of attempting to complete a Restructuring replace, mitigate or diminish in any way the conditions to forbearance relating to the completion of a Sale Transaction and the Sale Transaction process contained in Section 2(g) hereof absent the full repayment and satisfaction of the Debt.

         4. COMMITMENT REDUCTION. Borrowers hereby agree to a reduction in the Total Commitment Amount to $36,000,000, in the Maximum Revolving Credit Commitment Amount to $23,000,000 and in the U.S. Revolving Credit Commitment to $13,000,000, as more fully set forth on EXHIBIT C hereto, which EXHIBIT C contains the amended and restated above definitions and an amended and restated
Schedule I to the Credit Agreement.

         5. REPRESENTATIONS AND WARRANTIES. Borrowers hereby represent and warrant to Agent and Lenders as follows:

            (a) RECITALS. The Recitals in this Agreement are true and correct in all respects.

            (b) INCORPORATION OF REPRESENTATIONS. All representations and warranties of Borrower in the Credit Agreement are incorporated herein in full by this reference and are true and correct as of the date hereof except as set forth as EXHIBIT B hereto.

            (c) CORPORATE POWER; AUTHORIZATION. Each Borrower has the power, and has been duly authorized by all requisite action, to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Borrowers.

            (d) ENFORCEABILITY. This Agreement is the legal, valid and binding obligation of Borrowers, enforceable against each Borrower in accordance with its terms.

            (e) NO VIOLATION. Borrowers' execution, delivery and performance of this Agreement do not and will not (i) violate any law, rule, regulation or court order to which any Borrower is subject; (ii) conflict with or result in a breach of any Borrower's constituent formation documents or any agreement or instrument to which any Borrower is party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of a Borrower, whether now owned or hereafter acquired, other than liens in favor of Lenders.

            (f) OBLIGATIONS ABSOLUTE. The obligation of Borrowers to repay the Loans, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the obligations.

            (g) NO DEFAULTS. There are no Unmatured Events of Default or Events of Default under the Credit Agreement other than the Designated Defaults.

         6. COMPLIANCE WITH CREDIT AGREEMENT. Borrowers agree that, during the Forbearance Period, they will continue to comply with all covenants and other obligations of Borrowers under the Credit Agreement, the Security Documents and the other Related Writings; provided, that the Borrowers shall not be required to cure the Designated Defaults during the Forbearance Period.

         7. COLLATERAL.

            (a) DISPOSITION OF COLLATERAL. Each Borrower and each U.S. Guarantor each hereby renounce and waive all rights that are waivable under Article 9 of the Uniform Commercial Code (the "UCC") (or similar laws governing secured transactions in foreign jurisdictions) of any jurisdiction in which any Collateral may now or hereafter be located. Without limiting the generality of the foregoing, each Borrower and each U.S. Guarantor each hereby (i) renounce any right to receive notice of any disposition by Lenders of the Collateral pursuant to Section 9-611 of the UCC or otherwise upon termination of the Forbearance Period, whether such disposition is by public or private sale under the UCC or otherwise, and (ii) waive any rights relating to compulsory disposition of the Collateral pursuant to Sections 9-620 of the UCC or similar provision.

            (b) CONSENT TO RELIEF FROM AUTOMATIC STAY. Borrowers hereby agree that if they shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended,
(ii) be the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) seek, consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator, (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against Borrowers for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Lenders and Agent shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or from any other stay or suspension of remedies imposed in any other manner with respect to the exercise of the rights and remedies otherwise available to Lenders and Agent under the Credit Agreement, the Security Documents or other Related Writings.

            (c) APPOINTMENT OF RECEIVER. Borrowers agree that, upon termination of the Forbearance Period, Lenders shall be entitled to appointment of a receiver for the Collateral.

         8. DEFAULT. Each of the following shall constitute a "Forbearance Default" hereunder:

            (a) the existence of any Event of Default (other than the Designated Defaults) under the Credit Agreement;

            (b) failure to keep or perform any of the covenants or agreements contained herein or in the Credit Agreement, the Security Documents or the other Related Writings;

            (c) any representation or warranty of Borrowers herein or in the Credit Agreement, the Security Documents or the other Related Writings, other than as set forth on EXHIBIT B hereto, shall be false, misleading or incorrect in any material respect; or

            (d) the failure by Borrowers to satisfy fully and in a timely manner any condition to Agent's and Lenders' forbearance contained in Section 2 of this Agreement.

         Borrowers agree that the Credit Agreement shall be, and hereby is, amended to provide that any Forbearance Default hereunder shall constitute an Event of Default under the Credit Agreement.

         9. EFFECT AND CONSTRUCTION OF AGREEMENT. Except as expressly provided herein, the Credit Agreement, the Security Documents and the other Related Writings shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:

                  (i) impair the validity, perfection or priority of any lien or security interest securing the Debt;

                  (ii) waive or impair any rights, powers or remedies of Lenders under the Credit Agreement, the Security Documents and the other Related Writings upon termination of the Forbearance Period, with respect to the Designated Defaults or otherwise;

                  (iii) constitute an agreement by Lenders and/or Agent or require Lenders and/or Agent to extend the Forbearance Period, or grant additional forbearance periods, or extend the term of the Credit Agreement or the time for payment of any of the Debt; or

                  (iv) make any Loans or other extensions of credit to Borrowers after termination of the Forbearance Period or otherwise in accordance with the terms of the Credit Agreement.

In the event of any inconsistency between the terms of this Agreement and the Credit Agreement, the Security Documents or other Related Writings, this Agreement shall govern. Borrowers acknowledge that they have consulted with counsel and with such other experts and advisors as they have deemed necessary in connection with the negotiation, execution and delivery of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part hereof to be drafted.

         10. EXPENSES. Borrowers agree to pay all costs, fees and expenses of each of the Lenders and Agent (including the fees of counsel) incurred by each of the Lenders and Agent in connection with the negotiation, preparation, administration and enforcement of this Agreement to be paid immediately upon presentation of the invoice therefor.

         11. MISCELLANEOUS.

             (a) NO COURSE OF DEALING; COMMUNICATIONS. Except as provided in this Agreement, Agent and Lenders expressly reserve all rights and remedies they may have against Borrowers, and any and all additional borrowers, guarantors, debtors and/or obligors for the Loans. Borrowers specifically acknowledge and agree that neither Agent nor any Lender has made any promise, commitment or representation whatsoever, nor has Agent or any Lender any obligation to Borrowers to modify the terms of the Credit Agreement, any Security Document or other Relating Writing or the Loans, offer any discounted payoff of the Loans, refinance the Loans, grant any forbearance (other than as provided in this Agreement), extend the payment terms of the Loans or extend any other financial accommodation to Borrowers.

             (b) FURTHER ASSURANCE. Borrowers agree to execute such other and further documents and instruments as Lenders and Agent may request to implement the provisions of this Agreement and to perfect and protect the liens and security interests created by the Credit Agreement, the Security Documents and the other Related Writings.

             (c) BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Agreement.

             (d) INTEGRATION. This Agreement, together with the Credit Agreement, the Security Documents and the other Related Writings, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter, including, without limitation, the Prior Forbearance Agreement. In entering into this Agreement, Borrowers acknowledge that they are relying on no statement, representation, warranty, covenant or agreement of any kind made by the Agent or Lenders (or any employee or agent thereof), except for the agreements of Lenders and Agent set forth herein.

             (e) SEVERABILITY. The provisions of this Agreement are intended to be severable. If any provisions of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

             (f) COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

             (g) NOTICES. Any notices with respect to this Agreement shall be given in the manner provided for in the Credit Agreement.

             (h) SURVIVAL. All representations, warranties, covenants, agreements, undertakings, waivers and releases of or given by Borrowers and U.S. Guarantors contained herein shall survive the termination of the Forbearance Period and payment in full of the Debt.

             (i) AMENDMENT. No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

         12. RELEASE OF CLAIMS AND WAIVER. Borrowers and U.S. Guarantors hereby release, remise, acquit and forever discharge Agent and Lender and Agent's and Lenders' employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Credit Agreement, the Security Documents and other Related Writings, (all of the foregoing hereinafter called the "Released Matters"). Borrowers and U.S. Guarantors acknowledge that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each of the Borrowers and U.S. Guarantors represent and warrant to Lenders and Agent that it has not purported to transfer, assign or otherwise convey any right, title or interest of Borrowers or U.S. Guarantors in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

         13. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrowers and the Lenders shall be governed by Ohio law, without regard to principles of conflict of laws. Each Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Debt or any Related Writing, and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Each Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Each Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         14. LEGAL REPRESENTATION OF PARTIES. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         15. JURY TRIAL WAIVER. EACH BORROWER, AGENT AND EACH OF THE LENDERS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY LENDER'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           U.S. BORROWER:

Address:  32000 Aurora Road                ADVANCED LIGHTING
          Solon, Ohio 44139                TECHNOLOGIES, INC.
          Attention:  Treasurer

                                           By: /s/ Steven C. Potts
                                              ----------------------------------
                                           Title: Chief Financial Officer



                                           CANADIAN BORROWER:

Address:  10 Chandler Road                 VENTURE LIGHTING POWER
          P.O. Box 250                      SYSTEMS, NORTH AMERICA, INC.
          Amherst, Nova Scotia BH4 3Z2
          Attention:  Treasurer
                                           By: /s/ R. Douglas Oulton
                                              ----------------------------------
                                           Title: V P Finance and Administration



                                           UK BORROWERS:

Address:  Victoria Mills                   PARRY POWER SYSTEMS LIMITED
          Draycott
          Derby DE72 3PW England
          Attention:  Treasurer            By: /s/ Roger Heyworth
                                              ----------------------------------
                                           Title: Director






Address:  Victoria Mills                   VENTURE LIGHTING EUROPE LTD.
          Draycott
          Derby DE72 3PW England
          Attention:  Treasurer            By: /s/ Roger Heyworth
                                              ----------------------------------
                                           Title: Director

                                           AGENT AND THE BANKS:

Address:  PNC Bank, National Association   PNC BANK, NATIONAL ASSOCIATION,
          1 PNC Plaza                        as Agent and as a Bank
          249 Fifth Avenue
          Pittsburgh, PA 15222
          Attention:  Richard Muse, Jr.    By: /s/ Richard F. Muse, Jr.
                                              ----------------------------------
                                           Title: Vice President



Address:  Sovereign Bank                   SOVEREIGN BANK
          Routes 30 and 320, Aldwyn Two
          Villanova, PA  19085
          Mailcode 20-536-ARO
          Attention:  James Bleakly        By: /s/ James A. Bleakly, Jr.
                                              ----------------------------------
                                           Title: Vice President



Address:  National City Commercial         NATIONAL CITY COMMERCIAL
            Finance, Inc.                  FINANCE, INC.
          1965 East 6th Street
          Cleveland, Ohio 44114
          Attention:  Dennis Hatvany       By: /s/ Dennis Hatvany
                                              ----------------------------------
                                           Title: Vice President

                              CONSENT OF GUARANTORS


         The undersigned are the U.S. Guarantors referred to in the Credit Agreement. The undersigned do hereby consent to the terms of this Agreement and do hereby ratify and confirm the Guaranty of payment in all respects. The undersigned further specifically consent to and join in the agreements, waivers and releases contained this Agreement.



                           ADLT Realty Corp. I, Inc.
                           ADLT Services, Inc.
                           APL Engineered Materials, Inc.
                           Ballastronix (Delaware, Inc.)
                           Lighting Resources International, Inc.
                           Microsun Technologies, Inc.
                           Venture Lighting International, Inc.


                           By: /s/ Steven C. Potts
                               -----------------------------------
                           Name: Steven C. Potts
                                 ---------------------------------
                           Title: Chief Financial Officer
                                  --------------------------------
                           of each of the companies listed above

                           Deposition Sciences, Inc.


                           By: /s/ Steven C. Potts
                               -----------------------------------
                           Name: Steven C. Potts
                                 ---------------------------------
                           Title: Chief Financial Officer
                                  --------------------------------
                           signing for each of the companies listed above by Power of Attorney

                                    EXHIBIT A
                                EVENTS OF DEFAULT


An Event of Default under Section 7.2 of the Credit Agreement due to a violation of Section 5.7(a) (fixed charge coverage ratio) for the period ending and at June 30, 2002.

An Event of Default under Section 7.11 of the Credit Agreement due to the non-payment of interest due September 16, 2002, under the Indenture.

An Event of Default under Section 5.3(a) as to failure to deliver annual financial statements for the fiscal year ended June 30, 2002 as required by
Section 5.3(a).

                                    EXHIBIT B
                          EXCEPTIONS TO REPRESENTATIONS
                                 AND WARRANTIES


Any exception to the representations and warranties resulting from the existence of a Designated Default.

Any exception contained in the Disclosure Statement and any transaction entered into after May 21, 1999, and permitted under the Credit Agreement or otherwise consented to by Agent and/or Lenders in accordance with the terms of the Credit Agreement or included in the preliminary financial statements delivered to Agent prior to the date of this Agreement.

                                    EXHIBIT C
                              COMMITMENT REDUCTION


         "Maximum Revolving Credit Commitment Amount" shall mean Twenty One Million Dollars ($23,000,000), or such lesser amounts as shall be determined pursuant to Section 2.8 hereof.

          "Total Commitment Amount" shall mean the principal amount of Thirty Four Million Dollars ($36,000,000), or such lesser amounts as shall be determined pursuant to Section 2.8 hereof.

           "U.S. Revolving Credit Commitment" shall mean the obligation hereunder of the Banks to make U.S. Revolving Loans and to participate in the making of U.S. Letters of Credit up to an aggregate principal amount outstanding at any time equal to the lesser of (a) Thirteen Million Dollars ($13,000,000), or (b) the U.S. Borrowing Base (or such lesser amount as shall be determined pursuant to Section 2.8 hereof).

                                   SCHEDULE I

------------------------------------------------------------------------------------------------------------------------------------
                                                           Canadian                      Export
                                      U.S. Revolving      Revolving     UK Revolving   Revolving
                                          Credit            Credit         Credit        Credit       Term Loan
      Financial          Commitment     Commitment        Commitment     Commitment    Commitment     Commitment
     Institution         Percentage       Amount            Amount         Amount        Amount         Amount       Maximum Amount
----------------------- ----------- ---------------- -------------- ---------------- ------------- ---------------- ----------------

PNC Bank, National         50%        $6,500,000.00   $2,000,000.00  $3,000,000.00     $2,000,000    $6,500,000.00   $18,000,000.00
Association
----------------------- ----------- ---------------- -------------- ---------------- ------------- ---------------- ----------------

National City              25%        $3,250,000.00   $1,000,000.00  $1,500,000.00     $1,000,000    $3,250,000.00    $9,000,000.00
Commercial Finance,
Inc.
----------------------- ----------- ---------------- -------------- ---------------- ------------- ---------------- ----------------

Sovereign Bank             25%        $3,250,000.00   $1,000,000.00  $1,500,000.00     $1,000,000    $3,250,000.00    $9,000,000.00
----------------------- ----------- ---------------- -------------- ---------------- ------------- ---------------- ----------------

Total                     100%       $13,000,000.00   $4,000,000.00  $6,000,000.00     $4,000,000   $13,000,000.00   $36,000,000.00
----------------------- ----------- ---------------- -------------- ---------------- ------------- ---------------- ----------------

Maximum Revolving                    $23,000,000.00
Credit Commitment
Amount
----------------------- ----------- ---------------- -------------- ---------------- ------------- ---------------- ----------------

Maximum Term Loan                                                                                   $13,000,000.00
Commitment Amount
----------------------- ----------- ---------------- -------------- ---------------- ------------- ---------------- ----------------

Total Commitment                                                                                                     $36,000,000.00
Amount
----------------------- ----------- ---------------- -------------- ---------------- ------------- ---------------- ----------------